UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) December 7, 2005

                        Brainstorm Cell Therapeutics Inc.
             (Exact name of registrant as specified in its charter)

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
            Washington                           333-61610                         912061053
   (State or other jurisdiction                 (Commission                      (IRS Employer
        of incorporation)                       File Number)                    Identification No.)
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                           1350 Avenue of the Americas
                               New York, NY 10019
               (Address of principal executive offices) (Zip Code)

    Registrant's telephone number, including area code       212-557-9000

                                       N/A
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  1.01. Entry Into a Material Definitive Agreement

Effective December 7, 2005, in connection with a second closing of a private placement, we entered into a Subscription Agreement and Stock Purchase Agreement with an investor ("Investor") pursuant to which such Investor purchased, in the aggregate, 187,500 Units for a purchase price per Unit of $.80, or $150,000 gross proceeds in the aggregate. Each Unit consists of (i) one share of our common stock, (ii) a warrant to purchase one share of our common stock at an exercise price of $1.00 per share, which warrant is exercisable for a three-year period from the date of issuance (such private placement referred to as the "Offering").
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The Subscription Agreement provides certain registration rights in connection with the Offering as follows. We intend to raise up to an additional $600,000 in gross proceeds pursuant to additional closings under the Offering (the shares of common stock issued as part of the Offering and the shares of common stock into which the warrants that are being issued as part of the Offering are exercisable are referred to below as "Common Shares). We intend to file a Registration Statement on Form SB-2 (or an alternative available form if we are not eligible to file a Form SB-2) covering the Common Shares no later than forty five (45) days after the final closing under the Offering and will use our reasonable best efforts to cause such Registration Statement to be declared effective within ninety (90) days thereafter. In the event the Registration Statement has not been declared effective within 135 days of such closing of the Offering, we will pay to the Investors liquidated damages equal to 1.0% of the amount invested for each subsequent 30-day period until such Registration Statement is declared effective. The above registration rights will also be applicable to the first closing of the Offering reported in our Current Report on Form 8-K dated September 30, 2005.

Item 3.02. Unregistered Sales of Equity Securities

Effective December 7, 2005 we had a second closing of a private placement and received gross proceeds of $150,000 in the aggregate from an investor pursuant to which such investor purchased, in the aggregate, 187,500 Units for a purchase price per Unit of $.80. Each Unit consists of (i) one share of our common stock and (ii) a warrant to purchase one share of our common stock at an exercise price of $1.00 per share, which warrant is exercisable for a three-year period from the date of issuance.

We retained Octagon Trading Group LLC as a placement agent in connection with the Offering. Under the terms of our agreement, Octagon will (i) receive a cash fee of ten percent (10%) of the total proceeds raised in the Offering (and six percent (6.0%) of the proceeds actually received by us from the exercise of any warrants issued as part of the Offering) and (ii) be issued a warrant valid for five years post closing to purchase a total of ten percent (10.0%) of the total proceeds raised in the Offering at an exercise price of $1.50 per share, which will be determined using a black scholes calculation. The warrant will be issued following subsequent closings under the Offering.

We believe that such transactions were exempt from the registration requirements of the Securities Act of 1933 by virtue of Regulation D promulgated thereunder.

Item 9.01. Financial Statements and Exhibits

      (c) Exhibits.

      4.10  Form of Warrant to purchase common stock for $1.00 per share

      10.21 Form of December 2005 Subscription Agreement

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2005

BRAINSTORM CELL THERAPEUTICS INC.

 /s/ Yoram Drucker
-----------------------------------
Name: Yoram Drucker
Title: Chief Operating Officer
       (Principal executive officer)

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                                  EXHIBIT INDEX

Exhibit
Number      Description
--------    ------------
4.10        Form of Warrant to purchase common stock for $1.00 per share
10.21       Form of December 2005 Subscription Agreement